Exhibit 10.4

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is executed this 1st day of April 2004, by and between The Customized Box Company, a California corporation ("Sublessor"), and American Soil Technologies, Inc., a California corporation ("Sublessee"). Sublessor and Sublessee shall hereinafter sometimes be referred to individually as the "Party" and collectively as the "Parties."

                                    RECITALS

     A. On November 17, 2003, Sublessor, as Lessee, entered into a written lease (hereinafter "Master Lease") for premises at 12224 Montague Street, Pacoima, CA 91331 (hereinafter "Master Premises"). A copy of the Master Lease is attached hereto. By the terms of the Master Lease, the Master Premises are leased to Sublessor for a term of five years, commencing on January 1, 2004, and ending on December 31, 2008;

     B. Sublessor desires to sublease to Sublessee desires to lease approximately 923.50 square feet of the Master Premises (herinafter, the "Premises") under the terms of the Master Lease, and Sublessee the Premises from Sublessor.

     C. The Lessor under the Master Lease shall consent to this Sublease by executing the "Consent of Lessor" provision at the end of this Sublease.

     NOW THEREFORE, in consideration of the foregoing Recitals, which are made a part of this Sublease, and the promises, conditions, and covenants contained herein, Sublessor and Sublessee agree as follows:

     1. LEASE OF PREMISES. Subject to the terms, conditions, and covenants set forth in this Sublease, Sublessor hereby leases to Sublessee, and Sublessee hereby rents from Sublessor, the Premises.

     2. TERM. This Sublease shall commence on April 1, 2004 and terminate December 31, 2008, unless sooner terminated upon written notice by either Party or by operation of this Sublease.

     3. RENT. Sublessee shall pay to Sublessor as rent for the Premises $554 per month payable in advance on the first day of each calendar month during the term, commencing on April 1, 2004. Rent shall be paid to Sublessor at 12224 Montague Street, Pacoima, CA 91331 , or at any other place designated in writing by Sublessor. Sublessee shall also pay the proportionate share of the Cost of Living (COLA) adjustments as set forth in the Addendum to the Master Lease to be assessed on September 1, 2005 and May 1, 2007.

     4. USE OF THE PREMISES. Sublessee shall use the subleased premises for business office purposes.

     5. CONDITION OF PREMISES. Sublessee agrees that its act of taking possession will be an acknowledgment that the Premises are in a tenantable and good condition..

     6. APPLICABILITY OF MASTER LEASE. This Sublease is subject and subordinate to the terms, conditions and limitations contained in the Master Lease.

     7. TERMINATION OF MASTER LEASE. If the Master Lease is terminated, this Sublease shall terminate simultaneously and the Sublessor and Sublessee shall thereafter be released from all obligations under this Sublease, and Sublessor shall refund to Sublessee any unearned rent paid in advance.

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     8. CHOICE OF LAW. This Sublease and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     9. JURISDICTION. The parties submit to the jurisdiction of the Courts of the County of Los Angeles, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Sublease, including, but not limited to, enforcement of any arbitration award.

     10. COUNTERPARTS. This Sublease may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

     11. FACSIMILE SIGNATURES. The parties hereto agree that this Sublease may be executed by facsimile signatures and such signatures shall be deemed originals.

     IN WITNESS WHEREOF this Sublease is executed on the day and year first written above.

SUBLESSOR:

    THE CUSTOMIZED BOX COMPANY,
    a California corporation

    /s/ Richard Handren
    --------------------------
    By: Richard Handren
    Its: President

SUBLESSEE:

    AMERICAN SOIL TECHNOLOGIES, INC.,
    a Nevada corporation

    /s/ Carl P. Ranno
    --------------------------
    By: Carl P. Ranno
    Its: CEO, President

                                CONSENT OF LESSOR

    The undersigned is the Lessor under the Master Lease described in the foregoing Sublease and hereby consents to the sublease of the Premises described in this Sublease to American Soil Technologies, Inc., a Nevada corporation.


    /s/ Michael Lichstein
    ----------------------------
    Michael Lichstein

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